SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4,
1999


YORK FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

Commission File No. 0-14995

Pennsylvania
(State or other jurisdiction of
incorporation or organization)

23-2427539
(I.R.S. employer identification number)

101 South George Street York, Pa.  17401
(Address of principal executive offices)
(Zip code)


(717) 846-8777
Registrant's telephone number, including area code


(Former name or former address, if changed since last report) Not applicable

Item 5.  Other Events

See the following press release, dated August 4, 1999 announcing a stock repurchase program.

Contact:  Robert W. Pullo, President
(717) 846-8777

For Release:  Immediately
August 4, 1999

YORK FINANCIAL CORP. ANNOUNCES
NEW STOCK REPURCHASE PROGRAM

York Financial Corp. (YFED), parent company of York Federal
Savings and Loan Association, announced that its Board of Directors has authorized an additional stock repurchase program of up to 478,000 shares of common stock in open market transactions. Under the repurchase program, share purchases may be made from time to time depending on market and business conditions over the next six month period.

The Company's previously announced program expired August 2, 1999, wherein the Company repurchased 3.0% of its outstanding common shares, or 287,664 shares, at an average price of $14.49 per share.

Robert W. Pullo, President and CEO of York Financial Corp., stated, "We believe at the current market price York
Financial Corp. stock remains undervalued. We have decided to continue repurchasing shares under the stock repurchase program to take advantage of this situation."

York Financial Corp. has assets of $1,364,000,000 at June 30, 1999, and operates through its principal subsidiary York Federal Savings and Loan Association which has 23 branches in South Central Pennsylvania and 2 branches in Harford County, Maryland. York Financial Corp. is the largest independent financial institution headquartered in York County, Pennsylvania.

For more information about York Financial Corp., please visit our web site at www.yorkfed.com.

SIGNATURES

Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


York Financial Corp.
(Registrant)

Date August 12, 1999

/s/ Robert W. Pullo
Robert W. Pullo, President - Chief Executive Officer


Date August 12, 1999

/s/ James H. Moss
James H. Moss, Senior Vice President -
Chief Financial Officer/Treasurer